UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

CarGurus, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38233 (Commission File Number)	04-3843478 (I.R.S. Employer Identification No.)

2 Canal Park, 4th Floor Cambridge, Massachusetts 02141 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (617) 354-0068

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CARG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2022 (the “Closing Date”), CarGurus, Inc. (the “Company”) entered into a Credit Agreement (the “Agreement”) by and among the Company, PNC Bank, National Association, as administrative agent and collateral agent and an L/C Issuer, and the other lenders, L/C Issuers and parties thereto from time to time. The Agreement consists of a revolving credit facility with a maximum aggregate principal amount of availability of $400.0 million (the “Credit Facility”), which the Company may draw upon from time to time subject to the terms and conditions set forth in the Agreement. The Credit Facility includes a letter of credit sub-facility of up to $50.0 million in the aggregate. Capitalized terms used in this Current Report on Form 8-K without definition shall have the meanings assigned thereto in the Agreement.

On the Closing Date, there were no borrowings and no letters of credit outstanding under the Credit Facility. The Credit Facility is scheduled to mature on September 26, 2027.

Currency, Interest Rate and Fees

Extensions of credit under the Credit Facility may be denominated in U.S. dollars or an alternative currency, including pounds sterling, euro, Canadian dollars and other agreed currencies from time to time. Borrowings under the Credit Facility bear interest at a rate per annum equal to, at the Company’s option, (i) for each SOFR Loan, the sum of the Adjusted Term SOFR Rate for such Interest Period and the Applicable Rate; (ii) for each Alternative Currency Loan (other than any Alternative Currency Loan bearing interest based on Adjusted Daily Simple RFR), the sum of the Adjusted Alternative Currency Rate and the Applicable Rate for Alternative Currency Loans; (iii) for each RFR Loan, the sum of the Adjusted Daily Simple RFR and the Applicable Rate; or (iv) for each Base Rate Loan, the sum of the Base Rate plus the Applicable Rate. The Applicable Rate ranges from 1.00% to 1.50% for SOFR Loans, Alternative Currency Loans and Adjusted Daily Simple RFR Loans and 0.00% to 0.50% for Base Rate Loans Rate and is determined based on the ratio of the outstanding principal amount of the Company’s secured indebtedness to the trailing four quarters of consolidated EBITDA (as determined under the Agreement, the “Consolidated Secured Net Leverage Ratio”), as measured on a quarterly basis. The Agreement also requires the Company to pay a commitment fee to the lenders in respect of the unutilized revolving commitments at a rate ranging from 0.125% to 0.175% based on the Consolidated Secured Net Leverage Ratio, as determined on a quarterly basis. The Company will also pay letter of credit fees to the lenders in an amount equal to (i) the Applicable Rate then in effect for SOFR Loans (bearing interest based on the Adjusted Daily Simple RFR) plus a fronting fee of 0.125%, multiplied by (ii) the daily maximum amount then available to be drawn under such letter of credit, as determined on a quarterly basis.

Guarantees and Security

The obligations under the Credit Facility are guaranteed on the Closing Date by the Company and its subsidiary, Auto List, Inc. (the “Borrower Parties”). The obligations under the Credit Facility will be guaranteed in the future by the Company’s newly formed or acquired wholly-owned U.S. subsidiaries, if any, subject to certain conditions and exceptions set forth in the Agreement, and by CarOffer, LLC, a Delaware limited liability company (“CarOffer”), under certain circumstances at such time it were to become a wholly-owned subsidiary of the Company. In addition, the obligations under the Credit Facility are secured by a first priority lien on substantially all tangible and intangible property of the Borrower Parties, including any future guarantors, and pledges of the equity of CarOffer and certain wholly-owned subsidiaries, in each case subject to certain exceptions, limitations and exclusions from the collateral.

Certain Covenants and Events of Default

The Agreement contains customary affirmative covenants, including financial statement reporting requirements and delivery of compliance certificates, including with respect to the Consolidated Secured Net Leverage Ratio. The Agreement also contains customary negative covenants that limit the Company’s and its Restricted Subsidiaries’ ability to, among other things, grant or incur liens, incur additional indebtedness, make certain restricted investments or payments, including payment of dividends on its capital stock, enter into certain mergers and acquisitions or engage in certain asset sales, subject in each case to certain exceptions. In addition, the Agreement contains a financial covenant that the Consolidated Secured Net Leverage Ratio, as of the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2022, shall not be greater than 3.50:1.00, except that upon the consummation of certain acquisitions for the quarter in which such acquisition is consummated and for the immediately succeeding three fiscal quarters, the permitted ratio shall be automatically increased to 4.00:1.00, provided that following such four-quarter period, the ratio will automatically step down to 3.50:1.00 for at least one fiscal quarter even if there is a subsequent acquisition that would otherwise require a 4.00:1.00 ratio, with such increased ratio to apply following such fiscal quarter.

The Credit Agreement also contains customary events of default (subject to certain exceptions, thresholds and grace periods), such as the failure to pay obligations when due, breach of certain covenants, including the financial covenant, cross-default or cross-acceleration of certain indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events involving the Company. The occurrence of an event of default may result in the termination of the Agreement and acceleration of repayment obligations with respect to any outstanding loans or letters of credit under the Credit Facility.

The foregoing description of the material terms of the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Agreement, which is filed as Exhibit 10.1 with this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Board of the Directors of the Company has determined not to exercise the Company’s call right (the “2022 Call Right”) to acquire up to an additional 25% of the fully diluted capitalization of CarOffer. The Company holds the 2022 Call Right under the Third Amended and Restated Limited Liability Company Agreement, dated November 23, 2021, by and among the Company, CarOffer, CarOffer Investors Holding, LLC, a Delaware limited liability company (“TopCo”), each of the Members of TopCo, and CarOffer MidCo, LLC, a Delaware limited liability company (“MidCo”) (the “Operating Agreement”), as amended by the Corrective Amendment, dated May 6, 2022, by and among the Company, CarOffer, TopCo and MidCo (the “Amendment”). The Company’s determination as to its 2022 Call Right does not alter its call rights or the put rights held by the representative of the holders of the remaining 49% equity interest in CarOffer (the “Remaining Equity”), in each case, that such parties may exercise in the second half of 2024. The mechanics of whether such call or put right is ultimately exercised in 2024 and the purchase price calculation methodologies associated with such rights are as set forth in the Operating Agreement and the Amendment, which are attached as Exhibit 10.27 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2022 and Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2022, respectively.

The information in this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*

Credit Agreement, dated September 26, 2022, by and among CarGurus, Inc., as borrower, PNC Bank, National Association, as administrative agent, collateral agent and an L/C Issuer, and the other lenders, L/C Issuers and other parties party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARGURUS, INC.

Date: September 29, 2022	By:	/s/ Javier Zamora
	Name:	Javier Zamora
	Title:	General Counsel and Corporate Secretary